                                                                   Exhibit 10.25


                          NETWORK OPERATING AGREEMENT

                                    between

                             GULF STATES FIBERNET
                                 TRINET, INC.
                           HART COMMUNICATIONS, INC.
                               MPX SYSTEMS, INC.

                               TABLE OF CONTENTS
                               -----------------

SECTION 1       DEFINITIONS.....................................................................   2

SECTION 2       GENERAL DESCRIPTION OF THE NETWORK..............................................   6
     2.1        General Description of the Network..............................................   6
     2.2        Relationship of the Parties.....................................................   6
     2.3        Use of Physical Facilities......................................................   6
     2.4        Responsibility for Management, Operation and Sale of Network Capacity...........   7
     2.5        Sale of Capacity Between Parties................................................   7
     2.6        Compensation Sharing Mechanisms.................................................   7

SECTION 3       PROVISION OF PHYSICAL FACILITIES................................................   8
     3.1        Gulf States.....................................................................   8
     3.2        TriNet..........................................................................   8
     3.3        Hart............................................................................   9
     3.4        MPX.............................................................................   9
     3.5        TriNet and Hart.................................................................   9

SECTION 4       DARK FIBER LEASE OPTION BETWEEN TRINET, HART AND .... . ........................   9
     4.1        Options.........................................................................   9
     4.2        Exercise of Option..............................................................  10
     4.3        Dark Fiber Lease Form...........................................................  10

SECTION 5       OPERATING STANDARDS.............................................................  10
     5.1        Obligation to Comply With Opening Standards.....................................  10
     5.2        Operations Manual...............................................................  10
     5.3        Intermediate POPs and Regenerator Stations......................................  10
     5.4        Engineering Minimums for POPs, Intermediate POPs, Regenerator Stations..........  10
     5.5        Interface to Carolina Fibernet..................................................  11
     5.6        Maintenance Standards...........................................................  11
     5.7        Equipment Compatibility and Interconnection.....................................  11
     5.8        Service Interruption............................................................  11

SECTION 6       ADMINISTRATION OF THE GULF/TRINET/HART RING.....................................  11
     6.1        Books and Records...............................................................  11
     6.2        Inspection and Audit............................................................  12
     6.3        Revenue and Traffic Projections.................................................  12

SECTION 7       REGULATORY APPROVALS............................................................  13

SECTION 8       REPRESENTATIONS AND WARRANTIES..................................................  13
     8.1        Organization; Good Standing; Qualification......................................  13
     8.2        Corporate Power; Authorization; Enforceable Obligations.........................  13
     8.3        Due Execution and Binding Effect................................................  13
     8.4        Compliance with Law; Regulatory Authority.......................................  13
     8.5        No Material Misrepresentation or Omission.......................................  13
     8.6        Ownership of and Access to Physical Facilities..................................  14
     8.7        Claims and Encumbrances.........................................................  14

     8.8        Condition of Physical Facilities ...............................................  14

SECTION 9       ADDITIONAL COVENANTS............................................................  14
     9.1        Notice of Action or Proceeding..................................................  14
     9.2        Claims and Encumbrances.........................................................  14
     9.3        Access to Physical Facilities...................................................  14
     9.4        Further Assurances..............................................................  14

SECTION 10      EXPENSES........................................................................  15

SECTION 11      DISPUTE RESOLUTION..............................................................  15
     11.1       Negotiation; Arbitration; Georgia Jurisdiction..................................  15
     11.2       Commencement; Selection of Arbitrator; Award....................................  15
     11.3       Enforceability..................................................................  15
     11.4       Expenses........................................................................  15

SECTION 12      INDEMNIFICATION AND LIABILITY...................................................  16
     12.1       General Indemnification Obligation..............................................  16
     12.2       Method of Asserting Claims......................................................  16
     12.3       Payment.........................................................................  17
     12.4       Liability.......................................................................  17

SECTION 13      SPECIFIC PERFORMANCE............................................................  17

SECTION 14      TERM, TERMINATION AND BREACH....................................................  18
     14.1       Term............................................................................  18
     14.2       Breach..........................................................................  18
     14.3       Termination.....................................................................  18
     14.4       Effect of Expiration or Termination.............................................  18

SECTION 15      FORCE MAJEURE...................................................................  18

SECTION 16      INTANGIBLE PROPERTY.............................................................  19
     16.1       Confidential Information........................................................  19
     16.2       Intangible Property.............................................................  19
     16.3       Marks...........................................................................  19
     16.4       Trade Secrets...................................................................  19
     16.5       Obligation and Acknowledgments..................................................  19
     16.6       Treatment of Intangible Property................................................  20
     16.7       Use of Marks....................................................................  20
     16.8       Non-Disclosure..................................................................  20

SECTION 17      OTHER VENTURES..................................................................  21

SECTION 18      GENERAL PROVISIONS..............................................................  21
     18.1       Amendment.......................................................................  21
     18.2       Partial Exercise of Rights......................................................  21
     18.3       Survival........................................................................  21
     18.4       Merger..........................................................................  21

     18.5       Binding Effect; Assignment......................................................  21
     18.6       Governing Law...................................................................  22
     18.7       Severability....................................................................  22
     18.8       Limitation on Benefits and Enforcement..........................................  22
     18.9       Recovery of Costs of Enforcement................................................  22
     18.10      Notices.........................................................................  22
     18.11      Interpretation..................................................................  23
     18.12      Counterparts....................................................................  23

EXHIBIT A.......................................................................................  24

EXHIBIT B.......................................................................................  26

EXHIBIT C.......................................................................................  27

EXHIBIT D.......................................................................................  28

EXHIBIT E.......................................................................................  29

EXHIBIT F.......................................................................................  30

EXHIBIT G.......................................................................................  31

                          NETWORK OPERATING AGREEMENT

     AMONG Gulf States FiberNet, a Georgia general partnership ("Gulf States"), TriNet, Inc. a Georgia corporation ("TriNet"), Hart Communications, Inc., a Georgia corporation ("Hart"), and MPX Systems, Inc., a South Carolina corporation ("MPX") (collectively "Parties" and individually, "Party").


                                   RECITALS

     WHEREAS, each Party owns, or is constructing, certain fiber-optic cable and related facilities in Georgia over which it has, or will have, the capacity to carry communications transmissions;

     WHEREAS, Gulf States desires to obtain a means to transmit communications between its Gainesville, Georgia and/or Winder, Georgia points of presence ("POPs," as defined below, such POPs referred to herein as "Gainesville" and "Winder," respectively) and the Carolina FiberNet Interface (as defined below) at Toccoa, Georgia, where TriNet has a POP (such POP referred to herein as "Toccoa") and at Hartwell, Georgia, where Hart has a POP (such POP referred to as "Hartwell");

     WHEREAS, TriNet and Hart desire to provide communications transmission capacity to carry Gulf States' communications traffic between Gainesville and/or Winder and the Carolina Fibernet Interface at Toccoa and/or Hartwell and other points in the Network (as defined below);

     WHEREAS, Gulf States has agreed to pay to each of TriNet and Hart an equal portion of Gulf States' revenue derived from the communications traffic that TriNet and Hart will carry between Gainesville and/or Winder and the Carolina Fibernet Interface at Toccoa and/or Hartwell or other points in the Network;

     WHEREAS, TriNet and Hart desire to obtain access to the Gulf States Network and Interstate FiberNet Network (as defined below) for the purpose of transmitting TriNet's and Hart's communications traffic, and Gulf States desires to sell such capacity to TriNet and Hart at Prevailing Carrier's Carrier Rates (as defined below);

     WHEREAS, Gulf States desires to buy communications transmission capacity into TriNet's and Hart's respective service areas and on Carolina FiberNet to transmit communications traffic, and TriNet and Hart desire to sell such capacity to Gulf States as set forth below;

     WHEREAS, MPX conveys communications traffic between its POPs at Winder and Hartwell (such POPs are referred to herein as "Winder" and "Hartwell," respectively) and desires to obtain a diversity route for its communications traffic between Winder and Hartwell;

     WHEREAS, Gulf States, TriNet and Hart desire to provide MPX with a diversity route for MPX's communications transmissions between Winder and Hartwell;

     WHEREAS, MPX has agreed to grant Gulf States, TriNet and Hart the right to transmit communications traffic between Winder and Hartwell over certain of MPX's fiber-optic lines;

     WHEREAS, TriNet and Hart each desires to improve its ability to provide highly-reliable communications capacity for its respective customers;

     WHEREAS, Gulf States and MPX each has a POP in Atlanta and has agreed to make its POP available for use by the Parties in connection with communications transmitted on the Network;

     WHEREAS, MPX has agreed to provide Operational Space (as defined below) available for use by the Parties in connection with communications transmitted on the Network;

     WHEREAS, to meet the Parties' obligations to provide the above-described services, each Party has agreed to provide access to, and use of, certain facilities, equipment and operating space pursuant to the terms and conditions of this Agreement;

     WHEREAS, this Agreement will provide for sufficient capacity, equipment, and operating space to permit operation of two (2) two-fiber fiber-optic rings (as defined below) and one (1) four-fiber fiber-optic route (as defined below), each involving the POPs identified on Exhibit A (such fiber-optic rings and route being referred to herein collectively as the "Network");

     WHEREAS, the Parties have agreed that, for the efficient operation of the Network, Gulf States, TriNet and Hart will operate one (1) two-fiber fiber-optic ring of the Network (the "Gulf/TriNet/Hart Ring"), TriNet and Hart will operate the other two-fiber fiber-optic ring of the Network (the "TriNet/Hart Ring"), and MPX will operate its diversity route over the four-fiber fiber-optic route of the Network (the "MPX Diversity Route"); and

     WHEREAS, the Parties are using best efforts to construct all required facilities as expeditiously as possible and have begun operational tests of some or all of the Network.

     NOW, THEREFORE, in consideration of the mutual promises and other valuable consideration contained herein, the sufficiency of which is hereby acknowledged, and intending to be bound hereby, the Parties agree as follows:


SECTION I DEFINITIONS
          -----------

Unless expressly stated elsewhere in this Agreement, the use of the following capitalized terms shall have the following meaning throughout this Agreement:

     ADM means an Add-Drop Multiplexer that complies with the Operating
     ---
     Standards.

     Affiliate means any individual, partnership, joint venture, corporation,
     ---------
     trust, or unincorporated organization that directly or indirectly controls, is controlled by, or is under common control with a Party. For purposes of defining Affiliate, control means the possession, directly or indirectly, of the power to direct, or to cause the direction of, any person or entity of whatsoever kind, whether through ownership of securities, by contract, or otherwise.

     Agreement means this Network Operating Agreement together with all
     ---------
     Exhibits.

     Atlanta means the respective points of presence maintained and operated by
     -------
     Gulf States and MPX, located at 55 Park Place, Atlanta, GA 30303.

     Carolina Fibernet means the interstate communications network that
     -----------------
     transmits communications in and throughout Georgia, South Carolina and North Carolina.

     Carolina Fibernet Interface means the physical point of demarcation at
     ---------------------------
     Toccoa and/or Hartwell between the Network or Network Equipment and Carolina Fibernet or Carolina Fibernet equipment through which transmissions will exit the Network to Carolina Fibernet or enter the Network from Carolina Fibernet.

     Circuit means a connection carrying communications on the Network and
     -------
     connecting two points on the Network.

     Claim Notice is defined in Section 12.2.1.
     ------------

     Claim Notice Period is defined in Section 12.2.1.
     -------------------

     Confidential Information is defined in Section 16.1.
     ------------------------

     Cure Period is defined in Section 14.2.
     -----------

     Dark Fiber mean fiber-optic cable without accompanying transmission service
     ----------
     support and, therefore, without the current capacity to carry communications transmissions.

     Dark Fiber Lease means an executed Dark Fiber Lease between MPX and TriNet
     ----------------
     or MPX and Hart.

     Disconnect Period is defined in Section 14.4.
     -----------------

     Engineering Minimums are the situation requirements for each POP,
     --------------------
     Intermediate POP or Regenerator Station set forth in Exhibit F.

     Equipment means all devices that are not Circuits and that are necessary to
     ---------
     process communications on the Network and/or to interconnect the Physical Facilities of the Network to Carolina FiberNet and to connect the Gulf/TriNet/Hart Ring to the Gulf States Network or Interstate FiberNet Network, including without limitation all necessary elements and components to provide interfaces, termination, transmission service support, and electronic connections.

     Fiber means a fiber-optic cable that complies with the Operating Standards
     -----
     (as defined below) of this Agreement accompanied by sufficient transmission service support for the cable to be put into service carrying communications transmissions contemplated by this Agreement and in compliance with the Operating Standards.

     Force Majeure is defined in Section 15.
     -------------

     Gainesville means the respective Points of Presence maintained and operated
     -----------
     by Gulf States or TriNet in Gainesville, Georgia, located at 340 Jesse Jewell Parkway SE, Gainesville, GA 30501.

     Gulf States Network means the fiber-optic Communications network owned by
     -------------------
     Gulf States FiberNet and managed by Interstate FiberNet, that transmits Communications in and through Louisiana, Mississippi, Alabama and Georgia.

     Gulf/TriNet/Hart Ring means the component fiber-optic ring of the Network,
     ---------------------
     as diagrammed in Exhibit B, that Gulf States will manage, Gulf States, TriNet and Hart will operate jointly, and for which Gulf States, TriNet and/or Hart will designate the communications to be transmitted.

     Hartwell means the respective Points of Presence maintained and operated by
     --------
     MPX and Hart in Hartwell, Georgia, located at 350 West Franklin Street, Hartwell, GA 30643.

     Indemnified Party is defined in Section 12.1.
     -----------------

     Indemnifying Party is defined in Section 12.1.
     ------------------

     Initial Term is defined in Section 14.1.
     ------------

     Intangible Property is defined in Section 16.2.
     -------------------

     Intermediate POP is a POP other than Gainesville, Winder, Hartwell or
     ----------------
     Toccoa, designated by a Party, pursuant to Section 5.3 below, for routing traffic over a Network Circuit provided by the designating Party.

     Interstate FiberNet means the interstate communications carrier that owns,
     -------------------
     operates and manages fiber-optic communications networks that transmit communications in and through Louisiana, Mississippi, Alabama and Georgia.

     Leased Property means Dark Fiber that MPX may lease from either TriNet or
     ---------------
     Hart pursuant to the provisions of Section 4 below and a Dark Fiber Lease. Leased Property is included in the Physical Facilities.

     Marks is defined in Section 16.3.
     -----

     Material Breach is defined in Section 14.3.2.
     ---------------

     MPX Diversity Route means the component fiber-optic route of the Network,
     -------------------
     as diagrammed in Exhibit B, that will be managed and operated by, and transmit communications designated by, MPX.

     Network means the Physical Facilities provided under this Agreement that
     -------
     form the Gulf/TriNet/Hart Ring, the TriNet/Hart Ring and the MPX Diversity Route.

     Operating Standards means the body of parameters and responsibilities set
     -------------------
     forth in Section 5 and Exhibits E and F, as they may be amended from time to time, to govern the Network and its operation.

     Operational Space means that space at either a POP, an intermediate POP or
     -----------------
     a Regenerator Station that a Party will provide under this Agreement for placement of the Physical Facilities that will be used to operate the Network.

     Physical Facilities means the Circuits, Equipment and Operational Space
     -------------------
     that form the Network, including Leased Property.

     Point of Presence or POP means the physical location of Equipment where at
     ------------------------
     least one Party interconnects with the Network.

     Prevailing Carrier's Carrier Rates means the current rates quoted to
     ----------------------------------
     prospective customers for transport communications services, taking into account contract terms and conditions, any applicable discounts and/or promotional credits in effect at the time of quotation. Such rates are subject to change, without notice, beyond the validity date of the quotation.

     Price Floor is defined in Section 6.2.2.
     -----------

     Regen or Regenerator means a device that restores a signal to its original
     --------------------
     form.

     Regenerator Station means the point on a Circuit where a Party has placed
     -------------------
     Regen Equipment.

     Revenue Sharing Agreement means the agreement among Gulf States, TriNet and
     -------------------------
     Hart regarding the sharing of revenue among them from operation of the Gulf/TriNet/Hart Ring and attached hereto as Exhibit D.

     Service Order means Exhibit G.
     -------------

     Supplemental Term is defined in Section 14.1.
     -----------------

     Terminal means a Network Equipment device, howsoever equipped, that is
     --------
     capable of either originating or receiving voice and/or data transmissions conveyed over the Circuits.

     Termination Date is defined in Section 14.2.1.
     ----------------

     Termination Notice is defined in Section 14.2.1.
     ------------------

     Toccoa means the Point of Presence maintained by TriNet in Toccoa, Georgia,
     ------
     located at Bell's Plaza, Unit No.4, Route 5, Brookhaven Circle, Toccoa, GA 30577.

     Trade Secrets is defined in Section 16.4.
     -------------

     TriNet/Hart Agreement means the separate agreement among TriNet and Hart
     ---------------------
     relating to the TriNet/Hart Ring.

     TriNet/Hart Ring means the component fiber-optic ring of the Network, as
     ----------------
     diagrammed in Exhibit B, that will be managed and operated by, and transmit communications designated by, TriNet and Hart.

     Winder means the respective Points of Presence maintained by Gulf States
     ------
     and MPX in Winder, Georgia, located at 407 Cedar Creek Road, Winder, GA 30680.

SECTION 2 GENERAL DESCRIPTION OF THE NETWORK
          ----------------------------------

2.1  General Description of the Network. The Parties agree that the Network will
     ----------------------------------
     be configured as shown on Exhibit B, attached hereto and incorporated herein by reference. The Network will utilize the POPs listed on Exhibit A and may utilize additional Intermediate POPs or Regenerator Stations pursuant to Section 5.3 below. Where more than one (1) Party maintains an independent presence at a Network POP, those Parties operating at such POP agree jointly to determine how the Physical Facilities will be configured and operated at the POP. The Physical Facilities shall be configured and operated in conformance with this Agreement, including all Operating Standards. Each Party is responsible for all Operational Space and Equipment on its Network Circuits, including any at Intermediate POPs and/or Regenerator Stations, that are necessary or agreed to for Network operation in conformance with the Operating Standards.

2.2  Relationship of the Parties. Nothing in this Agreement shall be construed
     ---------------------------
     to create a partnership or joint venture or any other relationship among the Parties other than that of independent parties contracting for the purposes of carrying out the provisions of this Agreement. In designating Physical Facilities for use in the operation of the Network in Section 3 below, the Parties in no way intend to convey to any other Party any property rights or interests in the designated Physical Facilities, except for the contractual right to use such Physical Facilities as specifically set forth in this Agreement. The Parties agree that this Agreement, to the extent it is subject to FCC regulation, is an inter-carrier agreement not subject to filing requirements of Section 211(a) of the Communications Act of 1934, as amended.

2.3  Use of Physical Facilities.
     --------------------------

     2.3.1  Services Offered on the Network Excluded. This Agreement applies
            ----------------------------------------
            only to the Parties' arrangements to share the Physical Facilities and shall not apply to services offered by a Party over the Network. The Parties agree that a Party that offers a service over the Network is the only communications carrier of that service, and that a Party has no responsibility to another Party's customers beyond those obligations imposed by this Agreement.

     2.3.2  Formation of End-to-End Service. Physical Facilities provided to a
            -------------------------------
            Party under this Agreement may be connected to other facilities, provided by either that Party, another Party or a third party, to permit the formation of an end-to-end service.

     2.3.3  Rates, Terms and Conditions of Services Provided Over the Network.
            -----------------------------------------------------------------
            Subject to the requirements of Section 6.2 below, the Revenue Sharing Agreement, any additional compensation sharing mechanism among one or more of Gulf States, TriNet and Hart pursuant to
            Section 2.6 below, and the TriNet/Hart Agreement, the rates, terms and conditions of services provided over the Network are the responsibility of the Party contracting with a customer for that service.

2.4  Responsibility for Management, Operation and Sale of Network Capacity.
     ---------------------------------------------------------------------

     2.4.1  Gulf/TriNet/Hart Ring.
            ---------------------

            2.4.1.1  Operation.  Gulf States, TriNet and Hart are jointly
                     ---------
                     responsible for operation of the Gulf/TriNet/Hart Ring.

            2.4.1.2  Management.  Gulf States is responsible for management of
                     ----------
                     the Gulf/TriNet/Hart Ring.

            2.4.1.3  Sale of Capacity. Gulf States, TriNet and/or Hart may sell
                     ----------------
                     capacity on the Gulf/TriNet/Hart Ring. Gulf States agrees, at its own expense, to use reasonable efforts to market and sell capacity on the Gulf/TriNet/Hart Ring, and, to the extent Gulf, TriNet and Hart may agree, on the TriNet/Hart Ring. Gulf States agrees to provide such personnel, and cause them to devote such time, as may reasonably be required to make these efforts effective.

     2.4.2  TriNet/Hart Ring. TriNet and Hart agree to enter into an agreement
            ----------------
            with respect to management, operation and sale of capacity on the TriNet/Hart Ring and to abide by the terms and conditions of that agreement. Subject to the TriNet/Hart Agreement, TriNet and Hart are jointly responsible for the management, operation and sale of capacity of the TriNet/Hart Ring.

     2.4.3  MPX Diversity Route. MPX is responsible for the management,
            -------------------
            operation and sale of capacity of the MPX Diversity Route.

2.5  Sale of Capacity Between Parties.
     --------------------------------

     2.5.1  On the Network. Subject to Section 2.4 above, a Party may sell
            --------------
            capacity on the Network to another Party. The selling Party shall charge its then existing Prevailing Carrier's Carrier Rates for capacity on the Network.

     2.5.2  Off-Network. Gulf States agrees to sell TriNet and Hart capacity on
            -----------
            the Gulf States Network or Interstate FiberNet. Subject to further agreement, TriNet and Hart each agree to sell off-network capacity in its respective service area to Gulf States. The charges for any such sale of capacity under this provision shall be each Party's then existing Prevailing Carrier's Carrier Rates for the same service.

2.6  Compensation Sharing Mechanisms. Gulf States, TriNet and Hart agree to
     -------------------------------
     enter into the Revenue Sharing Agreement incorporated herein as Exhibit D, with respect to capacity sold by Gulf States on the Gulf/TriNet/Hart Ring. Gulf States, TriNet and Hart agree that, before TriNet or Hart sells capacity on the Gulf/TriNet/Hart Ring, Gulf States, TriNet and Hart will agree as to an appropriate mechanism for Gulf States to share in that revenue. The Parties agree that any such additional compensation sharing mechanism shall be incorporated into this Agreement as an additional exhibit.

SECTION 3 PROVISION OF PHYSICAL FACILITIES
          --------------------------------

Except as otherwise specified herein, the Parties agree to make the following Physical Facilities available for use in the Network at a time sufficient to enable each of the component rings or route of the Network to become operational as soon as practicable.

3.1  Gulf States. Gulf States agrees to provide use of or access to the
     -----------
     following Physical Facilities for use in the Network pursuant to the Operating Standards:

     3.1.1 Four (4) Dark Fibers connecting Winder and Gainesville for use in the MPX Diversity Route;

     3.1.2 Two (2) Fibers connecting Winder and Gainesville for use in the Gulf/TriNet/Hart Ring;

     3.1.3 After the initiation of operation on the Gulf/TriNet/Hart Ring, and pursuant to reaching agreement with TriNet and Hart, two (2) additional Fibers connecting Winder and Gainesville for use in the Gulf/TriNet/Hart Ring;

     3.1.4 Two (2) Fibers connecting Winder and Gainesville for use in the TriNet/Hart Ring;

     3.1.5 Operational Space at Gainesville for use of the Gulf/TriNet/Hart Ring, the TriNet/Hart Ring and the MPX Diversity Route;

     3.1.6 Operational Space at Winder for use of the Gulf/TriNet/Hart Ring, the TriNet/Hart Ring and the MPX Diversity Route;

     3.1.7 One (1) 0C-48 ADM at Gainesville for use in the Gulf/TriNet/Hart Ring; and

     3.1.8  One (1) OC-48 ADM at Winder for use in the Gulf/TriNet/Hart Ring.

3.2  TriNet. TriNet agrees to provide use of or access to the following Physical
     ------
     Facilities for use in the Network pursuant to the Operating Standards:

     3.2.1 Four (4) Dark Fibers connecting Gainesville and Toccoa for use in the MPX Diversity Route;

     3.2.2 Two (2) Fibers connecting Gainesville and Toccoa for use in the Gulf/TriNet/Hart Ring;

     3.2.3 After the initiation of operation on the Gulf/TriNet/Hart Ring and pursuant to agreement with Gulf and Hart, two (2) additional Fibers connecting Gainesville and Toccoa for use in the Gulf/TriNet/Hart Ring;

     3.2.4 Two (2) Fibers connecting Gainesville and Toccoa for use in the TriNet/Hart Ring;

     3.2.5 Operational Space for Equipment between Gainesville and Toccoa for use of the MPX Diversity Route and the Gulf/TriNet/Hart Ring;

     3.2.6 Operational Space at Toccoa for use in Gulf/TriNet/Hart Ring and the MPX Diversity Route;

     3.2.7 A minimum of one (1) 0C-48 Terminal at the Carolina Fibernet Interface at Toccoa for use in the Gulf/TriNet/Hart Ring; and

     3.2.8 Subject to reaching agreement with Gulf States and Hart, 0C-48 Regen Equipment, as needed, between Gainesville and Toccoa for use in the Gulf/TriNet/Hart Ring.

3.3  Hart. Hart agrees to provide use of or access to the following Physical
     ----
     Facilities for use in the Network pursuant to the Operating Standards:

     3.3.1 Four (4) Dark Fibers connecting Toccoa and Hartwell for use in the MPX Diversity Route;

     3.3.2 Two (2) Fibers connecting Toccoa and Hartwell for use in the Gulf/TriNet/Hart Ring;

     3.3.3 After initiation of operation on the Gulf/TriNet Hart Ring and pursuant to agreement with Gulf and TriNet, two (2) additional Fibers connecting Toccoa and Hartwell for use in the Gulf/TriNet/Hart Ring; and

     3.3.4 Two (2) Fibers connecting Toccoa and Hartwell for use in the TriNet/Hart Ring.

     3.3.5 A minimum of one (1) 0C-48 Terminal at the Carolina FiberNet Interface at Hartwell for use in the Gulf/TriNet/Hart Ring.

3.4  MPX. MPX agrees to provide use of or access to the following Physical
     ---
     Facilities for use in the Network pursuant to the Operating Standards:

     3.4.1 Two (2) Dark Fibers connecting Winder and Hartwell for use in the Gulf/TriNet/Hart Ring;

     3.4.2 Two (2) Dark Fibers connecting Winder and Hartwell for use in the TriNet/Hart Ring;

     3.4.3 Operational Space from Atlanta to Hartwell, as necessary, for use in the Gulf/TriNet/Hart Ring and in the TriNet/Hart Ring; and

     3.4.4 All Physical Facilities not otherwise specified in this Section 3 that are required for operation of the Gulf States/TriNet/Hart Ring and the TriNet/Hart Ring.

3.5  TriNet and Hart.
     ---------------

     Subject to the TriNet/Hart Agreement, TriNet and Hart agree to provide all Physical Facilities not otherwise specified in this Section 3 that are required for operation of the TriNet/Hart Ring.

SECTION 4 DARK FIBER LEASE OPTION BETWEEN TRINET, HART AND MPX
          ----------------------------------------------------

4.1  Options. In addition to the provision of Physical Facilities discussed in
     -------
     Section 3 above, TriNet and Hart each grant to MPX the following options to lease additional Dark Fiber:

      4.1.1  TriNet.  TriNet grants an option to MPX throughout the initial Term
             ------
             and any Supplemental Term of this Agreement to lease from TriNet the use of up to two (2) Dark Fibers connecting Gainesville and Toccoa for the MPX Diversity Route.

      4.1.2  Hart.  Hart grants an option to MPX throughout the Initial Term and
             ----
             any Supplemental Term of this Agreement, to lease from Hart the use of up to two (2) Dark Fibers connecting Toccoa and Hartwell for the MPX Diversity Route.

4.2   Exercise of Option. To exercise an option pursuant to this Section 4, MPX
      ------------------
      shall notify TriNet and/or Hart, as the case may be, in writing, of its intention to exercise a lease option and the extent of the exercise. Such notice shall be given at least sixty (60) days prior to the date on which MPX intends to initiate service on the particular fiber(s).

4.3   Dark Fiber Lease Form. If MPX exercises an option pursuant to this
      ---------------------
      Section 4, it shall execute a Dark Fiber Lease with TriNet or Hart, as the case may be, in the form attached hereto as Exhibit C.


SECTION 5 OPERATING STANDARDS
          -------------------

5.1  Obligation to Comply With Operating Standards. Each Party agrees that it
     ---------------------------------------------
     will use all commercially reasonable efforts to ensure that the Physical Facilities it provides for and the services it provides over the Network conform to the Operating Standards of this Section and Exhibits E and F hereto.

5.2  Operations Manual. Each Party agrees to adhere to the standards and other
     -----------------
     obligations stated in the Operations Manual, attached hereto as Exhibit E. Each Party acknowledges receipt of the Operations Manual in effect on the day this Agreement is signed, and Gulf States agrees to provide all Parties with adequate notice of revisions to the manual.

5.3  Intermediate POPs and Regenerator Stations. The location of Intermediate
     ------------------------------------------
     POPs and Regenerator Stations will be determined at the sole discretion of the Party that has provided that portion of the Network on which the intermediate POP or Regenerator Station is located provided that such location permits operation in conformance with the Operating Standards. Each Party agrees to designate Intermediate POPs or Regenerator Stations if the addition is required to comply with the Operating Standards. A Party that designates an intermediate POP or Regenerator Station is responsible for providing all Operational Space and/or Equipment at any such location(s) that is necessary for Network operation in conformance with the Operating Standards. Each Party must notify the other Parties at least thirty (30) days before initiating operation at a new Intermediate POP or Regenerator Station or ceasing Network use of an Intermediate POP or Regenerator Station. Such notice shall include Engineering Minimums for any new location and shall become part of Exhibit F hereto.

5.4  Engineering Minimums for POPs, Intermediate POPs, Regenerator Stations. The
     ----------------------------------------------------------------------
     Parties agree that they will adhere to the Engineering Minimums stated in Exhibit F. Each Party will maintain current information as listed in Exhibit F for its POPs, Intermediate POPs and Regenerator Stations. In addition to the Engineering Minimums stated in Exhibit F, all Parties are responsible for meeting any other industry standard requirements for the installation, operation and maintenance of long-haul fiber-optic transmission systems, e.g., maximum 5 ohm earth ground at each site.
     ----

5.5  Interface to Carolina Fibernet. TriNet, with respect to Toccoa, and Hart,
     ------------------------------
     with respect to Hartwell, agree to provide adequate interface to Carolina Fibernet for the Gulf/TriNet/Hart Ring that complies with the Operating Standards, and, if any additional agreement with Carolina FiberNet is necessary, each agrees to take all commercially reasonable measures to enter into such agreement.

5.6  Maintenance Standards. Each Party shall be solely responsible for
     ---------------------
     maintaining the Physical Facilities it provides for use in the Network in a manner consistent with the Operating Standards. Each Party agrees to maintain its Physical Facilities in conformance with the Operating Standards, in good working condition, reasonable wear and tear excepted, and, to the extent reasonable, without service interruption.

5.7  Equipment Compatibility and Interconnection. The Parties agree that the
     -------------------------------------------
     interconnections of Physical Facilities necessary to establish the Network, as well as the interconnections between the Network and any other network or carrier, shall be in accordance with accepted industry standards and the Operating Standards.

5.8  Service Interruption.
     --------------------

     5.8.1  Service Interruption and Allowances Generally. The Parties
            ---------------------------------------------
            acknowledge and agree that service interruptions and associated allowances are subject to varying customer definitions and quantification's, and that each Party providing service on the Network will be individually responsible for allowances or credits for the benefit of a customer affected by a service interruption according to the specific customer contract. Further, the Parties agree that they will not be liable to each other for service interruptions that occur on the Network, except on Circuits that are subject to revenue sharing, or another compensation mechanism pursuant to Section 2.6 above. With respect only to Circuits that are subject to revenue or compensation sharing, the Parties involved will share pro rata the cost of allowances or credits resulting from service interruption. For example, if a service interruption on a given circuit results in a credit of twenty percent (20%) of the monthly circuit price, then the billing Party will issue the twenty percent (20%) credit to its customer, and the revenue or compensation shares associated with that Circuit will be reduced by twenty percent (20%) for that month.

     5.8.2  Obligation to Restore Service. In the event that any Party becomes
            -----------------------------
            aware that any of its Physical Facilities has caused a service interruption, that Party shall immediately notify the other Parties and promptly take all reasonable steps necessary to restore service, including repair or replacement of the affected Physical Facilities.


SECTION 6 ADMINISTRATION OF THE GULF/TRINET/HART RING
          -------------------------------------------

6.1  Books and Records. Gulf States, TriNet and Hart each shall keep, or cause
     -----------------
     to be kept, full and complete books, records and accounts with respect to its traffic or the traffic of its customers over the Gulf/TriNet/Hart Ring. Such books, records, and accounts shall be retained for a period of five
     (5) years after the expiration or termination of this Agreement.

6.2  Inspection and Audit. Gulf States, TriNet and Hart shall, at their own,
     --------------------
     individual expense, each have access to each other's books, records and accounts at any reasonable time during normal business hours, upon five (5) business days' prior written notice, for the purpose of conducting an inspection or audit or such books, records and accounts to verify the accuracy of the amounts paid to TriNet and/or Hart by Gulf States pursuant to the Revenue Sharing Agreement or amounts paid to Gulf States by TriNet and/or Hart pursuant to a future compensation sharing arrangement entered into pursuant to Section 2.6 above. This obligation to permit inspection and audit of books, records, and accounts shall extend to only those books, records, and accounts that relate to operation of the Gulf/TriNet/Hart Ring, and not to any other aspect of a Party's business operations.

6.3  Revenue and Traffic Projections.
     -------------------------------

     6.3.1  Obligation to Provide Estimates. Every six (6) months, or at such
            -------------------------------
            other interval as Gulf States, TriNet and Hart may agree, any of these three Parties that is selling capacity on the Gulf/TriNet/Hart Ring will provide to the other two written estimates of that Party's traffic demands and number of customers on the Gulf/TriNet/Hart Ring for the twelve-(12-) month period beginning on the date the estimate is provided. The estimate shall include revenue to be allocated to other Parties to the Gulf/TriNet/Hart Ring pursuant to the Revenue Sharing Agreement or another compensation-sharing mechanism adopted pursuant to Section 2.6 above. The first set of projections for traffic on the Gulf/TriNet/Hart Ring will be due within thirty (30) days after the signing of this Agreement.

     6.3.2  DSl/DS3 Price Floors and OC-N Pricing. Gulf States, TriNet and Hart
            -------------------------------------
            agree that: (i) on at least an annual basis and prior to the time that each of them initiates service on the Gulf/TriNet/Hart Ring, they will agree on a minimum acceptable price for DS1 and DS3 circuits for such Party's service (each, a "Price Floor"); (ii) with respect to OC-N pricing, Gulf States must obtain TriNet's and Hart's approval for all OC-N (OC-3, 12, 24, etc.) system pricing and service terms prior to accepting an order for such a system, and TriNet and Hart will not unreasonably withhold approval of such system pricing and service terms; (iii) they may agree to revise a Price Floor at any time; and (iv) the intent of setting Price Floors for services provided on the Gulf/TriNet/Hart Ring is to ensure that TriNet and Hart will each receive compensation for all circuits incorporated by the Revenue Sharing Agreement and to provide Gulf States, TriNet and Hart with a reasonable cash flow and reasonable return on investment in the Network.

     6.3.3  Obligation to Correct Estimates. If, subsequent to providing these
            -------------------------------
            estimates, a Party becomes aware of information that, in that Party's view, reasonably suggests that any estimate provided under this Section may no longer be accurate and that actual traffic and/or revenues may either exceed, or fail to reach, the estimated levels provided in its most recent estimate by twenty-five percent (25%) or more, the Party shall immediately so advise the other two Parties to the Gulf/TriNet/Hart Ring, as soon as practicable, and provide revised estimates reflecting the revised information concerning projected traffic and revenue.

SECTION 7 REGULATORY APPROVALS
          --------------------

Each Party is responsible for obtaining and maintaining all federal, state, or local regulatory approvals or other governmental authorizations necessary to construct and operate the Network as described herein. Each Party providing service on the Network shall be responsible for complying with all regulatory requirements pertaining to the provision of those services, including without limitation all tariffing requirements. If any regulatory approval for the Network as an entity is required, the Parties will agree regarding assigning responsibility for obtaining and maintaining any such approval.


SECTION 8 REPRESENTATIONS AND WARRANTIES
          ------------------------------

Each Party represents and warrants to the other Parties as follows:

8.1  Organization; Good Standing; Qualification. It is a corporation or
     ------------------------------------------
     partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, it has all requisite corporate or partnership power and authority to carry on its business as now conducted, and it is duly qualified and in good standing to do business in Georgia and all other states where it presently does business.

8.2  Corporate Power; Authorization; Enforceable Obligations. It has the
     -------------------------------------------------------
     corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement, and all other agreements and documents contemplated hereby, has been duly authorized by all necessary corporate or partnership action of such Party, has not been modified or rescinded, and will not: (i) conflict with or violate any provision of the organizational documents of such Party, or
     (ii) conflict with, breach or constitute a default under any contractual obligation of such Party. No other corporate or partnership action is necessary for such Party to enter into and perform under this Agreement and all other agreements and documents contemplated hereby.

8.3  Due Execution and Binding Effect.  It has duly executed this Agreement and
     --------------------------------
     all other documents to be executed hereunder and all are valid and binding obligations of such Party, enforceable in accordance with their terms.

8.4  Compliance with Law; Regulatory Authority. It will comply with all material
     -----------------------------------------
     provisions of applicable federal, state and local laws and regulations, including without limitation (i) the Communications Act of 1934, as amended, (ii) the policies, rules and regulations of the Federal Communications Commission, (iii) Chapter 5 of the Georgia Public Utilities Law, Ga. Code (S)46-5-1 et seq., and (iv) the policies, rules and regulations of the Georgia Public Service Commission. Also, execution of this Agreement and performance hereunder will not violate any legal requirement applicable to that Party, and it knows of no governmental proceeding that might restrict the transactions contemplated by this Agreement.

8.5  No Material Misrepresentation or Omission. With respect to all
     -----------------------------------------
     communications between the Parties to date and in the future regarding this Agreement, including regarding the provisions of this Agreement, to the best of its knowledge, information and belief (i) it has not made, and will not make, any untrue statement of a material fact, and (ii) it has not omitted, and will not omit, to state a material fact necessary to make a statement or fact contained herein or therein not misleading.

8.6  Ownership of and Access to Physical Facilities. It has title and/or
     ----------------------------------------------
     interest in, or will at the appropriate time have title or interest in, including adequate rights of way with respect to, the Physical Facilities that it will provide or lease for use in the Network. It knows of no reason why it cannot, or will not be able to, provide adequate access to any of the Physical Facilities that it will provide or lease for use in the Network.

8.7  Claims and Encumbrances. There are no claims or encumbrances on the
     -----------------------
     Physical Facilities it will provide or lease that could materially affect the operation of the Network, or any ring or route thereof, as provided under this Agreement.

8.8  Condition of Physical Facilities. The Physical Facilities that it will
     --------------------------------
     provide or lease to the Network will be, and will remain, of a quality and condition consistent with communications industry standards, applicable government regulations, sound business practices, and the Operating Standards set forth in Section 5 and Exhibits E and F of this Agreement.


SECTION 9 ADDITIONAL COVENANTS
          --------------------

9.1  Notice of Action or Proceeding. Each Party agrees to notify the other
     ------------------------------
     Parties within five (5) business days of learning of any pending or threatened action or proceeding by or before any governmental authority that might restrain, prohibit or invalidate the transactions contemplated by this Agreement. Each Party will cooperate with the other Parties in connection with any such action or proceeding, and will permit any other Party to participate, at such Party's expense, in any such pending or threatened action or proceeding for the purpose of enforcing the rights conferred and obligations imposed by this Agreement.

9.2  Claims and Encumbrances. Each Party agrees that it will keep its Physical
     -----------------------
     Facilities free from any claim or encumbrance that could materially affect the operation of the Network as set forth by this Agreement. If any such claim or encumbrance arises, each Party immediately will inform all other Parties and, at its own expense, take all steps necessary to remove the claim or encumbrance.

9.3  Access to Physical Facilities. Each Party agrees that it will provide
     -----------------------------
     reasonable access to the other Parties to the Physical Facilities of the Network to permit operation, inspection, repair, maintenance and, if applicable, removal of Equipment.

9.4  Further Assurances. Each Party agrees to take all additional actions, or
     ------------------
     cause all additional actions to be taken, as may be required for full effectuation of this Agreement. In addition, to the extent consistent with its rights and responsibilities set forth in this Agreement, each Party shall act to promote and further the best interests of the Network generally. This shall include the responsibility to share information relevant to the performance and operation of the Network and the right, but not the obligation, to provide additional capacity on the Network to meet increased demand through the provision of additional facilities, space and/or equipment beyond that specified herein.

SECTION 10  EXPENSES
            --------

Except to the extent specifically provided elsewhere in this Agreement, each Party will bear the costs and expenses associated with its participation in and performance under this Agreement, including without limitation (i) the cost to initiate and maintain operation of the Network and to obtain and maintain any permit or license required for installation, modification or removal of Physical Facilities; (ii) all applicable federal, state and local income, sales, use, excise and ad valorem taxes; (iii) removing claims and encumbrances on Physical Facilities; and (iv) all costs of employee compensation.

SECTION 11  DISPUTE RESOLUTION
            ------------------

11.1  Negotiation; Arbitration; Georgia Jurisdiction. The Parties agree that
      ----------------------------------------------
      they will attempt to resolve all claims, disputes and other matters in question between them under this Agreement by good faith negotiation. Any claim, dispute or other matter arising out of this Agreement or relating to the subject matter of this Agreement that cannot be resolved between the Parties shall be decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association
      ("AAA Rules") then in effect. This Agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law of any court having jurisdiction, and each Party hereby consents to the exclusive jurisdiction of the courts of the State of Georgia in any action or proceeding with respect to this Agreement. Such arbitration may also include other parties under contract with the Parties concerning the matters within this Agreement where issues or claims are related. All arbitration shall be conducted in Atlanta, Georgia.

11.2  Commencement; Selection of Arbitrator; Award. Notice of the demand for
      --------------------------------------------
      arbitration shall be filed in writing with the other Parties to this Agreement and three (3) copies of the notice and three (3) copies of this
      Section 11, together with the appropriate filing fee, shall be filed with the AAA after the claim, dispute or other matter in question has arisen. In no event shall any such demand be made when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitation. No notice to arbitrate in respect to a specifically described claim, counterclaim, dispute or other matter in question will constitute notice or consent to arbitrate any other claim, counterclaim, dispute or other matter in question that is not specifically described in such notice. An arbitrator who specializes in telecommunications issues shall be selected by agreement of the Parties to the dispute pursuant to the AAA Rules. If, however, the Parties to the dispute do not agree on an arbitrator within twenty (20) days after the date of the notice, the selection of the arbitrator shall be made pursuant to the AAA Rules from the list of the National Panel of Commercial Arbitrators maintained by the AAA. Each arbitration under this Agreement will be completed as expeditiously as possible under the AAA rules. The award rendered by the arbitrator shall be final.

11.3  Enforceability. Judgment may be entered on the arbitration award in a
      --------------
      court having jurisdiction thereof and shall not be subject to modification or appeal except to the extent permitted under the AAA Rules.

11.4  Expenses. Each Party to the dispute shall pay its own expenses of
      --------
      arbitration and its pro rata share of the arbitrator's expenses. If, in the opinion of the arbitrator, any claim, defense, or objection was unreasonable, the arbitrator may assess, as part of the award, all or any part of the arbitration expenses of another Party (including reasonable attorneys' fees) and/or of the arbitrator against the Party raising the unreasonable claim, defense or objection.

SECTION 12  INDEMNIFICATION AND LIABILITY
            -----------------------------

12.1  General Indemnification Obligation. Subject to the terms and conditions of
      ----------------------------------
      Section 11 above regarding Dispute Resolution and Section 15 below regarding Force Majeure, during the term of this Agreement, each Party (the "Indemnifying Party") shall reimburse, indemnify, defend and hold harmless the other Parties and their respective employees, directors, officers and agents (the "Indemnified Party") with respect to:

     12.1.1 all damages, losses, deficiencies, liabilities, costs and expenses incurred by any Indemnified Party that relate to or arise out of:

              (i) the Indemnifying Party's breach or noncompliance with respect to any representation, warranty or covenant contained in this Agreement, except for those costs and other obligations that the Indemnified Party specifically assumes pursuant to this Agreement;

              (ii) all damage to the Physical Facilities provided by the Indemnified Party when such damage is caused by the negligence or gross negligence of the Indemnifying Party or any of its directors, officers, employees, agents, representatives or subcontractors;

              (iii) and all actions, suits, claims, demands or legal, administrative, arbitration, governmental or other proceedings by a third party against any Indemnified Party which result from or arise out of any action or inaction, during the term of this Agreement, of the Indemnifying Party or any director, officer, employee, agent, representative or subcontractor of such Indemnifying Party; or

     12.1.2 all actions, suits, claims, proceedings, investigations, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable attorneys' fees and expenses) incident to any of the foregoing or to the enforcement of this Section 12.1.

12.2  Method of Asserting Claims.
      --------------------------

      12.2.1  Third Party Claims. If any claim or demand for which the
              ------------------
              Indemnifying Party would be liable to an Indemnified Party under this Agreement is asserted against an Indemnified Party (each, a "Claim") by a third party, the Indemnified Party shall promptly after identifying the Claim, notify the Indemnifying Party of such Claim, specifying the nature of such Claim and the amount, or a reasonable estimate, of such Claim (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The Indemnifying Party shall have twenty (20) days from receipt of the Claim Notice (the "Claim Notice Period") to notify the Indemnified Party whether or not it disputes its liability to the Indemnified Party under this Agreement with respect to such Claim. If the

               Indemnifying Party disputes its liability with respect to such Claim or the amount of such Claim, such dispute shall be resolved in accordance with Section 11 of this Agreement and the Indemnified Party shall continue to defend or otherwise prosecute the Claim and to keep the Indemnifying Party advised of the status of such Claim.

     12.2.2    Control of Defense or Settlement. Unless the Indemnifying Party
               --------------------------------
               has disputed its liability under Section 12.2.1 above, the Indemnifying Party shall have the right to control the defense or settlement of any such Claim by notifying the Indemnified Party within the Claim Notice Period; provided, however, that the Indemnifying Party shall not settle any such Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. If the Indemnified Party desires to participate in any such defense or settlement, it may do so as its sole cost and expense.

      12.2.3   Other Claims.  If an Indemnified Party has a Claim against an
               ------------
               Indemnifying Party that has not been asserted by a third party, the Indemnified Party shall promptly send a Claim Notice with respect to such Claim to the Indemnifying Party. If the Indemnifying Party disputes its liability with respect to such Claim, it must so notify the Indemnified Party within the Claim Notice Period, and the dispute shall be resolved in accordance with Section 11 of this Agreement. If the Indemnifying Party does not timely notify that it disputes such Claim, the Claim shall be conclusively deemed a liability of the Indemnifying Party.

12.3   Payment.  When either a final and non-appealable judgment of liability, a
       -------
       settlement and/or a release of claims is obtained, the Indemnifying Party shall pay to the Indemnified Party, within twenty (20) days after such event, the amount of any Claim for indemnification made under this Agreement. Payment shall be by wire transfer or immediately available funds as the Indemnified Party may designate. Upon the payment in full of any Claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person, firm or corporation with respect to the subject matter of such Claim.

12.4   Liability.
       ---------

       12.4.1  Service Interruption. Liability for service interruption is
               --------------------
               governed by Section 5 above.

       12.4.2  No Liability.  No Party shall be liable to another Party for any
               ------------
               indirect, consequential, special, incidental or punitive damages, or for lost profits, related to this Agreement.

SECTION 13     SPECIFIC PERFORMANCE
               --------------------

The Parties agree that the subject matter of this Agreement is unique, that money damages would not be a sufficient remedy for any breach of this Agreement, and that each Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies to the Parties available under this Agreement.

SECTION 14     TERM, TERMINATION AND BREACH
               -----------------------------

14.1   Term.  The term of this Agreement commences on the date of full execution
       ----
       and, unless earlier terminated in accordance with this Section, will continue for ten (10) years (the "Initial Term"). The Agreement may renew for two Supplemental Terms of five (5) years each pursuant to the written agreement of all Parties. The Parties shall discuss whether to renew at least one hundred eighty (180) days prior to the expiration of each term.

14.2   Breach.  If a Party breaches this Agreement, any other Party may notify
       ------
       the breaching Party of the breach and request that the breaching Party cure the breach. The breaching Party shall have ten (10) days from receipt of such notification to cure the breach or, if the breaching Party and the notifying Party agree that such breach cannot be cured within the ten- (10-) day period, such longer period as may be necessary to cure such breach, so long as the breaching Party is diligently pursuing cure ("Cure Period"). The Parties acknowledge that time is of the essence with respect to breach and cure. During any Cure Period, the breaching Party shall periodically inform the other Parties of the status of the attempt to cure.

14.3   Termination.  This Agreement may be terminated only for failure to cure a
       -----------
       Material Breach (as defined below) or by written agreement of three (3) Parties.

       14.3.1  Failure to Cure Material Breach.  If a Party falls to cure a
               -------------------------------
               Material Breach within a reasonable Cure Period, any two (2) other Parties may terminate the Agreement by notifying all other Parties ("Termination Notice"). A Termination Notice shall state the basis for the termination and a Termination Date, which may be the date on the Termination Notice.

       14.3.2 Material Breach Defined. For purposes of this Agreement, breach of Sections 3, 5, 7, and 16 shall constitute Material Breach. All other breaches shall be non-material, unless the breach has a significant adverse effect, or is likely to significantly and adversely effect, the ability of another Party to exercise rights, receive benefits or perform obligations under this Agreement.

14.4   Effect of Expiration or Termination.  On expiration or complete
       -----------------------------------
       termination of this Agreement, the Parties will agree on a schedule, requiring no more than thirty (30) days, for disconnecting the Physical Facilities, removing Equipment, restoring Operational Space to its former condition and paying any outstanding money obligations, such as revenue sharing and claims for indemnification ("Disconnect Period"). Each Party will bear its own expenses to accomplish these tasks. After the Disconnect Period, this Agreement shall be of no further force or effect, and no Party shall be liable to another Party, except pursuant to the terms that survive, which are listed in Section 18.3 below.

SECTION 15     FORCE MAJEURE
               -------------

If a Party's full performance of its obligations under this Agreement is prevented by a cause beyond its reasonable control, the Party shall be excused from performance on a day-to-day basis to the extent of the disability. Causes constituting such prevention under this Section include, without limitation, acts of God, fire, explosion, vandalism, weather conditions, insurrection, riot, war, or any governmental requirement. A Party excused from performance based on this Section shall use all commercially reasonable efforts under the circumstances to avoid or remove the cause of nonperformance, and is obligated to perform when the cause no longer prevents performance.


SECTION 16     INTANGIBLE PROPERTY
               -------------------

16.1   Confidential Information.  "Confidential Information" means (i) all
       ------------------------
       confidential, proprietary or secret information of the disclosing Party other than "Trade Secrets" (as defined below) that is of intangible or tangible value to the disclosing Party, that is neither public information nor generally known or available to the disclosing Party's competitors, but rather is known or available only to the disclosing Party and its employees, independent contractors, customers or agents to whom such information must be confided to apply it to the uses intended (including, without limitation, any customer or lead lists and other customer information regarding the disclosing party's customers or potential customers). Confidential Information shall not include (i) information in the public domain (other than as a result of unauthorized disclosure by the receiving Party or someone to whom the receiving Party has disclosed the information), (ii) information previously known by the receiving Party on a non-confidential basis, and (iii) information disclosed by a third party with no confidential obligations associated therewith. Each Party is responsible for clearly identifying information over which it claims confidentiality under this Section 16.

16.2   Intangible Property.  "Intangible Property" means the Confidential
       -------------------
       Information, the Marks (as defined below) and the Trade Secrets, whether or not all or any portion thereof is or may be validly copyrighted, patented or registered as a trademark or service mark.

16.3   Marks.  "Marks" means each Party's corporate name, service marks,
       -----
       trademarks, trade names, insignias, symbols, decorative designs and slogans and the trademarks and service marks of each Party's Affiliates, both presently existing or hereafter created or used, whether each Party owns, uses or is licenses or sublicenses to use the same.

16.4   Trade Secrets.  "Trade Secrets" means information related to the business
       -------------
       or services of the disclosing Party that (i) derives economic value, actual or potential from not being generally known to or readily ascertainable by other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts by the disclosing Party that are reasonable under the circumstances to maintain its secrecy, including without limitation (a) marking any information reduced to tangible form clearly and conspicuously with a legend identifying its confidential or proprietary nature; (b) identifying any oral presentation or communication as confidential immediately before, during or after such oral presentation or communication; or (c) otherwise treating such information as confidential. Assuming the criteria in (i) and (ii) above are met, Trade Secrets, include without limitation, technical and non-technical data related to the designs, programs, inventions, finances, actual or potential customers and suppliers, research, development, marketing, existing and future products and employees of the disclosing Party.

16.5   Obligation and Acknowledgments.  Each Party agrees to provide the other
       ------------------------------
       Parties such information as shall be reasonably necessary to permit the other party to perform its obligations hereunder. In addition to any obligation to provide information that is Confidential Information, the Parties acknowledge and agree that: (i) they may become aware of each other's Confidential

       Information and/or Trade Secrets in the course of this Agreement; (ii) each Party's Intangible Property represents a substantial investment by that Party; (iii) each Party's Intangible Property is secret, confidential and unique; (iv) at least as between the disclosing Party and the receiving Party, the disclosing Party is the sole owner of all right, title and interest in and to the Intangible Property; (v) any right the receiving Party has to use the Intangible Property is derived solely from this Agreement; (vi) this Agreement; (vi) this Agreement does not confer upon the receiving Party any rights, goodwill or other interests in any of the Intangible Property; (vii) any disclosure or use of the Intangible Property, except as otherwise authorized by the Disclosing Party in writing, or any other violation of the provisions of this Section 16, would be wrongful and cause immediate, significant, continuing and irreparable injury and damage to the disclosing Party that is not fully compensable by monetary damages; and (viii) notwithstanding
       Section 11 above regarding Dispute Resolution, should the receiving Party breach or threaten to breach any provision of this Section 16, the disclosing Party shall be entitled to obtain immediate relief and remedies in a court of competent jurisdiction, cumulative of and in addition to any other rights or remedies to which the disclosing Party may be entitled by this Agreement.

16.6   Treatment of Intangible Property.  During the term of this Agreement, and
       --------------------------------
       thereafter as provided in this Agreement, a receiving Party shall regard and treat a disclosing Party's Intangible Property as strictly confidential and wholly owned by the disclosing Party. The receiving Party shall exercise its best efforts to ensure the continued confidentiality and ownership by the disclosing Party of all Intangible Property known by or disclosed or made available to the receiving Party, its employees or Affiliates. The receiving Party shall cooperate with any additional confidentiality and other similar, reasonable requirements the disclosing Party may establish from time to time for the protection of the Intangible Property. The receiving Party shall not, during the term of this Agreement or thereafter, (i) claim any interest in or attack the title or any rights of the disclosing Party in or to any or all of the disclosing Party's Intangible Property or (ii) take any action that would adversely affect the disclosing Party's rights therein, or (iii) remove, alter or obfuscate (or permit the removal, alteration or obfuscation of) any of the Marks on any property owned or licensed by the disclosing Party. The receiving Party shall be liable to the disclosing Party for any actual proved damages resulting from the unauthorized disclosure of the disclosing Party's Intangible Property by the receiving Party's employees or Affiliates.

16.7   Use of Marks.  The receiving Party shall use the Marks of the disclosing
       ------------
       Party only with such notices of proprietary rights, ownership or registration and such words qualifying or identifying the relationship of the disclosing Party and the Receiving Party. The receiving Party shall not use any of the Marks of the disclosing Party, or any material portion thereof, as a part of the receiving Party's corporate or trade name or with any prefix, suffix or other modifying words, terms, designs or symbols, or in any modified form.

16.8   Non-Disclosure.  At all times during the term of this Agreement and: (i)
       --------------
       with respect to any Confidential Information, for two (2) years after any expiration or termination hereof; and (ii) with respect to each item of Trade Secrets, for such time as such item shall constitute a trade secret under applicable law, the receiving Party and its Affiliates shall maintain another Party's Confidential Information and Trade Secrets in strict confidence, and neither the receiving Party nor any of its Affiliates shall, for any reason, in any form or manner, whether directly or indirectly: (a) sell, lend, lease, distribute, market, license, sublicense, give, transfer, assign, show, divulge, disclose, disseminate or otherwise communicate another Party's Confidential Information or Trade Secrets to any third party; or (b) use another Party's Confidential

       Information or Trade Secrets for any purpose other than the purposes of this Agreement; or (c) keep another Party's Confidential Information or Trade Secrets in any form after the expiration or any termination of this Agreement; or (d) duplicate, reproduce, copy, distribute, disclose or disseminate another Party's Confidential Information or Trade Secrets.


SECTION 17     OTHER VENTURES
               --------------

This Agreement is non-exclusive. Each Party may undertake other business ventures of any nature, and may conduct all activities, including in connection with communications services, except as specifically limited in this Agreement.


SECTION 18     GENERAL PROVISIONS
               ------------------

18.1   Amendment.  This Agreement may not be amended except in writing signed by
       ---------
       all Parties; provided, however, that (i) the Revenue Sharing Agreement and provisions of this Agreement that relate to the revenue sharing arrangement between Gulf States, TriNet and Hart may be amended only by a writing signed by those Parties, and (ii) a Dark Fiber Lease may be amended only by a writing signed by the parties to the particular Dark Fiber Lease, and (iii) provisions of this Agreement that relate to the option to lease dark fiber may be amended only by a writing signed by TriNet, Hart and MPX.

18.2   Partial Exercise of Rights.  A Party's failure to enforce a provision of
       --------------------------
       this Agreement or to exercise a right or privilege hereunder, including waiver of another Party's act or omission, shall not be construed as a waiver of any subsequent act or omission or any provisions, rights or privileges under this Agreement.

18.3   Survival.  The representations, warranties, covenants and agreements
       --------
       hereto, or in any other document executed pursuant to this Agreement, shall survive the execution and delivery of this Agreement. The Parties' obligations specified in Section 6.1 (Books and Records), 6.2 (Inspection and Audit), Section 11 (Dispute Resolution), Section 12 (Indemnification and Liability), Section 16 (Intangible Property) and Section 14.4 (Effect of Expiration or Termination) shall survive the expiration or termination of this Agreement.

18.4   Merger.  This Agreement, including all Exhibits, constitutes the entire
       ------
       agreement between the Parties with respect to the subject matters hereof, and supersedes all prior oral or written agreements, commitments or understandings on those issues.

18.5   Binding Effect; Assignment.  This Agreement shall be binding upon and
       --------------------------
       inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign any rights or delegate any duties under this Agreement, except with the prior written permission of all other Parties, which no Party shall unreasonably withhold, except: (i) a Party may subcontract for the deployment, repair, maintenance and removal of Physical Facilities upon reasonable notice to any affected Party; and
       (ii) a Party may, at any time, assign any rights or delegate any duties under this Agreement to an Affiliate, provided that any such assignment shall not relieve the assigning Party of its obligations hereunder. The Parties acknowledge that Gulf States has an exclusive capacity arrangement with its Affiliate, Interstate FiberNet, and that Gulf States will delegate to Interstate FiberNet certain duties pursuant to this Agreement.

18.6   Governing Law.  This Agreement is governed by the laws of Georgia,
       -------------
       without reference to the rules regarding choice of law.

18.7   Severability.  If any part of any provision of this Agreement, or any
       ------------
       other document incorporated herein, is found to be invalid or unenforceable under applicable law, then that part of the Agreement or incorporated document shall be ineffective to the extent of such invalidity only, and shall not affect the remaining parts of the provision or the remaining provisions of this Agreement.

18.8   Limitation on Benefits and Enforcement.  The Parties intend that no
       --------------------------------------
       person or entity other than one of them is or shall be entitled to bring any action to enforce any provision of this Agreement against any of them. The covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by the Parties, or their respective successors and permitted assigns.

18.9   Recovery of Costs of Enforcement.  If any Party sues another Party to
       --------------------------------
       enforce any provision of this Agreement, the prevailing Party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorney fees, court costs, costs of investigation and other related expenses incurred in connection therewith.

18.10  Notices.  All notices, request or other communications under this
       -------
       Agreement shall be in writing and may be transmitted either by first-class mail, courier or confirmed telecopy, addressed as stated below. Notice under this Agreement is deemed given on the date of transmission by the Party giving notice. Each Party is obligated to notify the others of changes in the address or addressee to whom notices to that Party should be sent.

       To Gulf States and Interstate FiberNet:

             Douglas A. Shumate
             Vice President and CFO
             Gulf States FiberNet/Interstate FiberNet
             206 9th Street
             West Point, Georgia 31833
             706-645-8189  (TELEPHONE)
             706-645-8989  (TELECOPY)


       To TriNet:

             James M. Johnson
             TriNet, Inc.
             2000 Industrial Drive
             P.O. Box 400
             Cornelia, Georgia 30531
             706-776-4401  (TELEPHONE)
             706-778-5684  (TELECOPY)

       To Hart:

             Michael McInerney
             Vice President
             Hart Communications, Inc.
             196 North Forest Avenue
             Hartwell, Georgia 30643
             706-376-4701  (TELEPHONE)
             706-376-1445  (TELECOPY)

       To MPX:

             Steve Blackwell
             Operations Manager
             MPX Systems Inc.
             440 Knox Abbott Drive
             Cayc, South Carolina 29033
             803-343-2383  (TELEPHONE)
             803-791-5952  (TELECOPY)

18.11  Interpretation.  In the case of any alleged ambiguity in any term of this
       --------------
       Agreement, such term shall not be construed in favor of or against any Party by reason of the participation of such Party or its attorneys in the negotiation or drafting of this Agreement.

18.12  Counterparts. To facilitate execution, this Agreement may be executed in
       ------------
       counterpart. All counterparts together will constitute a single agreement.

       IN WITNESS WHEREOF, the Parties have duly executed this Agreement on March 25, 1996.

GULF STATES FIBERNET                     TRINET, INC.


/s/ Andrew M. Walker                     /s/ James M. Johnson
--------------------------               ----------------------------
Andrew M. Walker                         James M. Johnson
President                                President and CEO
for Gulf States FiberNet                 for TRiNet, Inc.



HART COMMUNICATIONS, INC.                MPX SYSTEMS, INC.


/s/ J. Lee Barton
--------------------------               ----------------------------
J. Lee Barton                            Michael D. Blackwell
President                                Executive Vice President
for Hart Communications, Inc.            for MPX Systems, Inc.


By its signature below, Interstate FiberNet acknowledges that it has read this Agreement and agrees to abide by its terms.

INTERSTATE FIBERNET

/s/ Andrew M. Walker
------------------------------
Andrew M. Walker
President
for Interstate FiberNet

       To MPX:


          ---------------------------
          ---------------------------
          ---------------------------
          ---------------------------

18.11  Interpretation. In the case of any alleged ambiguity in any term of this
       --------------
       Agreement, such term shall not be construed in favor of or against any Party by reason of the participation of such Party or its attorneys in the negotiation or drafting of this Agreement.

18.12  Counterparts. To facilitate execution, this Agreement may be executed in
       ------------
       counterpart. All counterparts together constitute single agreement.


       IN WITNESS WHEREOF, the Parties have duly executed this Agreement on March 25, 1996.


GULF STATES FIBERNET                       TRINET, INC.


------------------------------             ---------------------------
Andrew M. Walker                           James M. Johnson
President                                  President and CEO
for Gulf States FiberNet                   for TriNet, Inc.


HART COMMUNICATIONS, INC.                  MPX SYSTEMS, INC.

                                           /s/ Michael D. Blackwell
------------------------------             ---------------------------
J. Lee Barton                              Michael D. Blackwell
President                                  Executive Vice President
for Hart Communications, Inc.              for MPX Systems, Inc.


By its signature below, Interstate FiberNet acknowledges that it has read this Agreement and agrees to abide by its terms.

INTERSTATE FIBERNET


------------------------------
Andrew M. Walker
President
for Interstate FiberNet

                                   EXHIBIT A


                              POINTS OF PRESENCE

POP            Contributing Party      Identification of Facility
---            ------------------      --------------------------

Winder         Gulf States and MPX     407 Cedar Creek Road
                                       Winder, GA 30680

Gainesville    Gulf States and TriNet  340 Jesse Jewell Parkway SE
                                       Gainesville, GA 30501

Toccoa         TriNet                  Bell's Plaza, Unit No.4
                                       Route 5, Brookhaven Circle
                                       Toccoa, GA 30577

Hartwell       Hart and MPX            350 West Franklin Street
                                       Hartwell, GA 30643

                                   EXHIBIT C
                                   ---------

                           REVENUE SHARING AGREEMENT


   AMONG Gulf States FiberNet, a Georgia general partnership ("Gulf States"), TriNet, Inc. a Georgia corporation ("TriNet"), and Hart Communications, Inc., a Georgia corporation ("Hart")(collectively "Parties").


                                    RECITALS

   WHEREAS, Gulf States, TriNet and Hart are parties to a Network Operating Agreement along with MPX Systems, Inc., dated March 25, 1996, to form a fiber-optic network in North Georgia ("Network Operating Agreement");

   WHEREAS, the Gulf/TriNet/Hart Ring of the Network, as defined by the Network Operating Agreement, will carry traffic designated by the Parties to this Agreement;

   WHEREAS, pursuant to the Network Operating Agreement, Gulf States, TriNet and Hart will share revenue from services that Gulf States provides over the Gulf/TriNet/Hart Ring; and

   WHEREAS, under the Network Operating Agreement, Gulf States, TriNet and Hart have agreed to enter into a separate agreement regarding the sharing of revenue from the Gulf/TriNet/Hart Ring.

   NOW, THEREFORE, in consideration of the mutual promises and valuable consideration contained herein, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS.  In addition to any definitions specifically adopted herein, the
   -----------
   Parties adopt and incorporate the Definitions set forth in Section 1 of the Network Operating Agreement.

2. AGREEMENT TO SHARE REVENUES.  Pursuant to Section 2.4.1.1 of the Network
   ---------------------------
   Operating Agreement, the Parties will jointly operate the Gulf/TriNet/Hart Ring of the Network. As specified in Section 2.6 of the Network Operating Agreement, the Parties will share revenues from the Gulf/TriNet/Hart Ring pursuant to this Agreement.

3. RESPONSIBILITIES OF THE PARTIES.
   -------------------------------

   a.  Gulf States.  As specified in Sections 2 and 6 of the Network Operating
       -----------
       Agreement, Gulf States will:

       (i) sell capacity on Traversing and Non-Traversing Circuits, both as defined below, on the Gulf/TriNet/Hart Ring to third parties;

       (ii) calculate, collect and apportion the revenues from each Traversing and Non-Traversing Circuit;

       (iii) pay TriNet and Hart each its pro rata share of revenues, pursuant to Section 9 below, pursuant to the formula and example in Sections 5 and 7 below and the terms of Section 9 below;

       (iv) keep accurate records regarding the amount of traffic and revenues attributable to each Traversing and Non-Traversing Circuit;

       (v) prepare traffic and revenue forecasts for the Gulf/TriNet/Hart Ring pursuant to Section 6.2 of the Network Operating Agreement; and

       (vi)    provide both TriNet and Hart with such records and forecasts.

   b.  TriNet and Hart.  As specified in Sections 2 and 3 of the Network
       ---------------
       Operating Agreement, TriNet and Hart will:

       (i) transmit Gulf States' communications over the Gulf/TriNet/Hart Ring, and to such additional points as may be determined and agreed to by the parties; and

       (ii)    provide an interface at Toccoa and Hartwell with Carolina
               FiberNet.

4. CLASSIFICATION OF CIRCUITS.  Circuits on the Gulf/TriNet/Hart Ring will be
   --------------------------
   either Traversing or Non-Traversing, each as defined below.

   a.  Traversing Circuits Defined.  A Traversing Circuit is any individual
       ---------------------------
       circuit, sold by Gulf States, that traverses the Network on the Gulf/TriNet/Hart Ring as presently constituted or later expanded, entering the Network at either Toccoa or Hartwell and exiting at either Gainesville or Winder. A Traversing Circuit may extend outward into another network, and may not constitute a communication that begins or ends in the Network.

   b.  Non-Traversing Circuits Defined.  A Non-Traversing Circuit is any
       -------------------------------
       individual circuit sold by Gulf States, pursuant to Section 2.4.1.3 of the NOA, that does not meet the definition of Traversing Circuit in
       Section 4 above, and that carries communications that enter or exit the Network over a Gulf States-supplied circuit.

5. CALCULATING TRINET'S AND HART'S PRO RATA SHARE OF REVENUES FROM TRAVERSING
   --------------------------------------------------------------------------
   CIRCUITS.
   --------

       a.  Circuit Components.  Each Traversing Circuit may be composed of up to
           ------------------
           three components:

             (i)    a component for transit leading to the Network;

             (ii)   a component for transit in the Network; and

             (iii)  a component for transit beyond the Network.

       b.  Price Terms and Components. The price of a Traversing Circuit is the
           --------------------------
           amount of revenue billed to Gulf States' customer for the Circuit, including any promotional or outage credits. For purposes of revenue sharing, the components of a Traversing Circuit will be denominated as follows:


             M(AZ) = Total V & H mileage from end-to-end (the mileage on which Gulf States' has based its price to the customer).

             M(AG) = V & H mileage from the A end point to the Gainesville pop.

             M(GT) = V & H mileage from Gainesville to Toccoa (the mileage on the Network).

             M(TZ) = V & H mileage from Toccoa to the Z end point, if applicable.

             R     =    Total revenue billed to Gulf States' customer for the
                        Circuit.

             X     =    TriNet or Hart.

             R(X)  =    Pro rata revenue share that Gulf States will pay each to
                        TriNet and Hart.

c.   Calculating TriNet's and Hart's Pro Rata Shares. The total revenue that
     -----------------------------------------------
     TriNet and Hart will share for communications over Traversing Circuits is calculated according to the following formula:

     R(X) = (R[M(GT)/(M(AG)+M(GT)) x

              (M(AG)+M(GT))/(M(AG)+M(GT)+M(TZ))]) / 2

     The formula may also be expressed as:

              R(X) = R[M(GT)/(M(AG)+M(GT)+M(TZ))]
                     ---------------------------
                                   2

d.   Example of Application of Formula. Assume a DS-3 line sold by Gulf States
     ---------------------------------
     between Atlanta and Charlotte at $.055/DS0 V&H mile, for a total circuit price of $8,501.00. For purposes of this example, a DS-3 line is defined as a digital data transmission operating over fiber-optic lines at a transmission speed of 44.6 Mbps. In addition:

             M(AZ) = 230 miles

             M(AG) = 50 miles

             M(GT) = 35 miles

             M(TZ) = 153 miles

          Accordingly, under this example, TriNet and Hart would each receive payment from Gulf States in the following amount, which would constitute the pro rata share of the revenue to which each would be entitled:

          R(X) = $8,501 [35/(50+35+153)] = $8,501 [35/238] = $625
                 ------------------------------------------------
                                       2

6.   CALCULATING TRINET'S AND HART'S PRO RATA SHARE OF REVENUES FROM NON-
     --------------------------------------------------------------------
     TRAVERSING CIRCUITS.
     -------------------

     a.   Circuit Components. Each Non-Traversing Circuit may be composed of up
          ------------------
          to two components:

          (i)  a component for transit entering (or exiting) the Network; and

          (ii) a component for transit ending (or beginning) in the Network.

     b.   Price Terms and Components. The price of a Non-Traversing Circuit is
          --------------------------
          the amount of revenue billed to Gulf States' customer, including any promotional or outage credits. For purposes of revenue sharing, the components of a Non-Traversing Circuit will be denominated as follows:

          M(AZ)  =  Total V & H mileage from end-to-end (the mileage on which
                    Gulf States' has based its price to the customer).

          M(AG) = V & H mileage from the A end point on Gulf States' network to the Gainesville pop.

          M(GZ)  =  V & H mileage from Gainesville to the beginning (or ending)
                    POP on the Network.

          R      =  Total revenue billed to Gulf States' customer for the
                    Circuit.

          X      =  TriNet or Hart.

          R(X)   =  Pro rata revenue share that Gulf States will pay each to
                    TriNet and Hart.

     c.   Calculating TriNet's and Hart's Pro Rata Shares. The total revenue
          -----------------------------------------------
          that TriNet and Hart will share for communications over Non-Traversing Circuits is calculated according to the following formula:

          R(X) = R[M(GZ)/(M(AG)+M(GZ))]
                 ----------------------
                            2

     d.   Example of Application of Formula. Assume a DS-3 line sold by Gulf
          ---------------------------------
          States between Atlanta and Hartwell at $.055/DSO V&H mile, for a total circuit price of $3,326.00.

          For purposes of this example, a DS-3 line is defined as a digital data transmission operating over fiber-optic lines at a transmission speed of 44.6 Mbps. In addition:

                  M(AZ) = 90 miles

                  M(AG) = 50 miles

                  M(GZ) = 48 miles

          Accordingly, under this example, TriNet and Hart would each receive payment from Gulf States in the following amount, which would constitute the pro rata share of the revenue to which each would be entitled:


          R(X) = $3,326 [48/98] = $814.53
                 --------------
                       2

7.   TERM AND TERMINATION. This Agreement is coterminous with the Network
     --------------------
     Operating Agreement. Renewal or termination of the Network Operating Agreement will constitute renewal or termination also of this Agreement. This Agreement may not be terminated other than at the time of termination or expiration of the Initial Term or any Supplemental Term except pursuant to an amendment to the Network Operating Agreement that calls for termination of this Agreement.

8.   PAYMENT. The Parties agree that Gulf States will pay TriNet and Hart on a
     -------
     monthly basis. Payments are due the last day of each month, and each payment shall represent the revenue shares for the previous month. For example, the payment due March 31st represents revenues shares earned during February. Any payment not received by the tenth (10th) day of the month after payment is due shall incur a late fee, calculated at the rate of one and one-half percent (1.5%) per month (or, if lower, the maximum lawful rate) based on the amount of the monthly payment due. For example, if the payment due on March 31st is not received by April 10, Gulf States will incur the late fee beginning April 1st through the date payment is received. A statement showing the calculation of the payment amount shall accompany each payment.

9.   DISPUTE RESOLUTION AND AUDIT. Disputes under this Agreement will be handled
     ----------------------------
     pursuant to the procedures established in the Network Operating Agreement; provided, however, that (i) if either TriNet or Hart questions the calculation and/or payment of its pro rata share or the records regarding individual Circuits based on a statement or payment received from Gulf States, the questioning company must bring such questions to Gulf States' attention within thirty (30) days of receiving the questioned records or revenues, and (ii) if TriNet or Hart disputes calculation or payment based on an audit or inspection, and the audit or inspection shows that Gulf States' recording or apportionment of revenue was incorrect by more than five percent (5%), Gulf States shall pay all reasonable costs actually incurred by TriNet and/or Hart in connection with such audit or inspection, and shall refund, to TriNet and/or Hart as appropriate, any amount of revenue that TriNet and/or Hart should have received.

10.  INCORPORATION OF NETWORK OPERATING AGREEMENT.   The Parties acknowledge
     --------------------------------------------
     that this Revenue Sharing Agreement is subject to the terms and conditions of the Network Operating Agreement and is incorporated by reference into the Network Operating

     Agreement. The Parties agree to be bound by the terms and conditions of the Network Operating Agreement, except as specifically set forth herein.

11.  COUNTERPARTS. To facilitate execution, this Agreement may be signed in
     ------------
     counterpart. All counterparts together shall constitute a single Agreement.

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement on 3/25 , 1996.
--------


GULF STATES FIBERNET                        TRINET, INC.


   /s/ Andrew M. Walker                        /s/ James M. Johnson
--------------------------                  --------------------------
Andrew M. Walker                            James M. Johnson
President and CEO                           President and CEO
for Gulf States FiberNet                    for TriNet, Inc.



                                            HART COMMUNICATIONS, INC.


                                                 /s/ J. Lee Barton
                                            --------------------------
                                            J. Lee Barton
                                            President
                                            for Hart Communications, Inc.


By its signature below, Interstate FiberNet acknowledges that it has read this Agreement and agrees to abide by its terms.



INTERSTATE FIBERNET, INC.


   /s/ Andrew M. Walker
--------------------------
Andrew M. Walker
President and CEO
for Interstate FiberNet

                                   EXHIBIT D
                                   ---------

                               DARK FIBER LEASE

     BETWEEN [INSERT TRINET OR HART], a Georgia corporation ("Lessor"), and MPX Systems, Inc., a South Carolina corporation ("Lessee") (collectively "Parties").

                                   RECITALS

     WHEREAS, Lessor and Lessee are parties to a Network Operating Agreement between Gulf States Fibernet, Trinet, Inc., Hart Communications, Inc. and MPX Systems, Inc., dated __________, to form a fiber-optic network in North Georgia ("Network Operating Agreement");

     WHEREAS, pursuant to Section 4 of such Network Operating Agreement, Lessor granted Lessee an Option to lease from Lessor Dark Fibers, as defined in the Network Operating Agreement; and

     WHEREAS, Lessee has given effective notice under Section 4 of the Network Operating Agreement of its intent to exercise the Option to the extent indicated in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and valuable consideration contained herein, the sufficiency of which is hereby acknowledged, the Parties agree as follows:


1.   DEFINITIONS. In addition to any definitions specifically adopted herein,
     -----------
     the Parties adopt and incorporate the Definitions set forth in Section 1 of the Network Operating Agreement.


2.   LEASED PROPERTY. Subject to the terms and conditions set forth below and to
     ---------------
     the provisions of the Network Operating Agreement, Lessor leases to Lessee, and Lessee rents from Lessor, the following Dark Fiber ("Leased Property"):

     a.   Mileage and Capacity. This Agreement pertains to [STATE THE MILEAGE
          --------------------
          AND CAPACITY TO BE LEASED].

     b.   Location. [CHOOSE ONE OF TWO OPTIONS: (1) IF TRINET, "THE DARK FIBER
          --------
          LEASED HEREUNDER SHALL CONNECT THE GAINESVILLE AND TOCCOA POPS ON THE NETWORK (2) IF HART, "THE DARK FIBER LEASED HEREUNDER SHALL CONNECT THE TOCCOA AND HARTWELL POPS ON THE NETWORK."]


3.   OWNERSHIP AND USE OF DARK FIBER. The Leased Property will remain the sole
     -------------------------------
     property of Lessor. This Agreement is in no way intended to convey to Lessee any property right or interest in the Leased Property, except for the contractual right to use the Leased Property as specifically set forth in this Agreement and the Network Operating Agreement. Lessee agrees not to sell, transfer or encumber the Leased Property in any way.

4.   RENT. In consideration for the use of the Leased Property, Lessee shall pay
     ----
     Lessor rent pursuant to this Section.

     a.    Initial Lease Term. The rent during the Initial Lease Term of this
           ------------------
           Agreement shall be $32.00 per route mile per month per fiber ("Base Price"), without deduction or offset, which shall begin to accrue on the first day of the Lease Period. For purposes of this Agreement, Lease Period means the period of time beginning with complete signature of this Agreement and ending with termination or expiration of the lease set forth hereunder. The total monthly rent for the Initial Lease Term shall be $_________. The Base Price shall remain in effect for the Initial Lease Term of this Agreement, as defined below in Section 8.

     b.    Supplemental Lease Term(s). With respect to any Supplemental Lease
           --------------------------
           Term, as defined below, the Parties may negotiate a rent other than the Base Price; provided, however, that the rent during any Supplemental Lease Term shall not exceed $64.00 per route mile of Dark Fiber per month. The Parties shall agree in writing regarding the rent for any Supplemental Lease Term, and such writing shall become a part of this Agreement. If the Parties are unable to agree on a rent for any Supplemental Lease Term of this Agreement, this lease will terminate. Termination of this lease for the Parties failure to agree on a rent for any Supplemental Lease Term shall not affect the validity of the Network Operating Agreement.


5.   PAYMENT. Lessee agrees to pay rent in advance before the first (1st) day of
     -------
     each month that this Agreement is in effect. Rent for any partial month shall be prorated accordingly, and the rent from the commencement of the Lease Period to the first (1st) day of the next month shall be due on the day the Lease Period commences. Unless Lessor otherwise directs, all payments shall be sent to Lessor at the address stated in Section 18.10 of the Network Operating Agreement. If Lessee fails to make any rent payment or pay any other sum it is required to pay under this Agreement within ten
     (10) days after the due date thereof, Lessee shall pay interest on such delinquent payment from the due date at the rate of one and one-half percent (1.5%) per month, (or the maximum lawful rate, whichever is lower) until such amounts are paid in full.


6.   ACTIVATION. Lessee shall be responsible for providing the Transmission
     ----------
     Services Support to activate the Dark Fiber leased hereunder.


7.   REPAIRS AND REPLACEMENTS. Lessor shall keep the Leased Property in good
     ------------------------
     condition, reasonable wear and tear expected, and, at its own expense, make all repairs and replacements necessary for its preservation. All such repairs and replacements shall be and remain the property of Lessor.

8.   TERM AND TERMINATION. This Agreement commences on the date when all Parties
     --------------------
     have signed at least one counterpart. The Initial Lease Term of this Agreement and any Supplemental Lease Term(s) of this Agreement ("the Lease Period") shall terminate on the same date(s) as the Initial Term and any Supplemental Term(s), respectively, of the Network Operating Agreement or termination of the Network Operating Agreement will constitute renewal or termination also of this Agreement.


9.   TAXES. [INSERT TRINET OR HART] shall be responsible for all applicable
     -----
     taxes with respect to the Leased Property and shall retain the right to depreciate Lease Fiber.


10.  INCORPORATION OF NETWORK OPERATING AGREEMENT. The Parties acknowledge
     --------------------------------------------
     that this Dark Fiber Lease is subject to the terms and conditions of the Network Operating Agreement and is incorporated by reference into the Network Operating Agreement. The Parties agree to be bound by the terms and conditions of the Network Operating Agreement, except as specifically set forth herein.


11.  COUNTERPARTS. To facilitate execution, this Agreement may be executed in
     ------------
     counterpart. All counterparts together will constitute a single agreement.


     IN WITNESS WHEREOF, the Parties have duly executed this Agreement on ____________________, 1996.


[TRINET, INC. OR HART COMMUNICATIONS, INC.] MPX SYSTEMS, INC.



--------------------------             ---------------------------
[NAME]                                 [NAME]
[TITLE]                                [TITLE]
for [TRINET OR HART]                   for MPX Systems, Inc.

                                      -3-